                                 April 17, 1998

Finlay Enterprises, Inc.
529 Fifth Avenue
New York, New York 10017

                            Finlay Enterprises, Inc.
                       Registration Statement on Form S-3
                           Registration No. 333-48567

Ladies and Gentlemen:

                  In connection with the referenced Registration Statement on Form S-3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act (the "Rules"), we have been requested by Finlay Enterprises, Inc., a Delaware corporation (the "Company"), to furnish our opinion as to the legality of the 567,310 shares (the "Company Shares") of the Company's Common Stock, par value $.01 (the "Common Stock"), offered by the Company, the 1,032,690 shares (the "Stockholder Shares" and, together with the Company Shares, the "Shares") of the Company's Common Stock offered by the selling stockholders

Finlay Enterprises, Inc.                                                       2

(the "Selling Stockholders") and the aggregate of up to 240,000 Shares of stock to be sold by the Company and certain Selling Stockholders if the over-allotment option is exercised by the Underwriters, all of which Shares are registered for sale under the Registration Statement.

         In connection with the furnishing of this opinion, we have reviewed the Registration Statement (including all amendments), the form of the Underwriting Agreement included as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"), originals, or copies certified or otherwise identified to our satisfaction, of the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, each as in effect today and records of certain corporate proceedings of the Company.

         In addition, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of original documents to all documents submitted to us as certified, photostatic, reproduced or conformed copies, the authenticity of all the latter documents and the legal capacity of all individuals who have executed any of the documents reviewed by us.

         We have also examined and relied upon representations as to factual matters contained in certificates of officers of the Company, and have made those other investigations of fact and law and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of those documents,

Finlay Enterprises, Inc.                                                       3

records, certificates or other instruments, and upon factual information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinions expressed below.

         Based upon the foregoing, we are of the opinion that (i) the Company Shares, when issued, delivered and paid for as contemplated in the Registration Statement and the Underwriting Agreement, will be duly authorized, validly issued, fully paid and nonassessable, (ii) the Stockholder Shares have been duly authorized, validly issued and fully paid and are nonassessable and (iii) any shares of Common Stock which may be registered for sale under a related registration statement filed under Rule 462(b) under the Act (a) by the Company, when duly issued, delivered and paid for, will be duly authorized, validly issued, fully paid and nonassessable and (b) by the Selling Stockholders have been duly authorized, validly issued and fully paid and are nonassessable.

         Our opinions expressed above are limited to the General Corporation Law of the State of Delaware. Please be advised that no member of this firm is admitted to practice in the State of Delaware. Our opinion is rendered only with respect to laws, and the rules, regulations and orders under them, which are currently in effect.

         We hereby consent to use of this opinion as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" contained in the Prospectus included in the Registration Statement. In giving this

Finlay Enterprises, Inc.                                                       4

consent, we do not admit that we come within the category of persons whose consent is required by the Act or the Rules.

         We also consent to the incorporation by reference of this opinion as an
Exhibit in a related registration statement filed by the Company under Rule 462(b) under the Act and to the use of our name under the heading "Legal Matters" contained in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                            Very truly yours,

                           /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON